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                                                                   EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

  We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of Edge Petroleum Corporation, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), of information contained in our reserve report that is summarized as of December 31, 1996 in our summary letter dated January 30, 1997, relating to the oil and gas reserves and revenue, as of December 31, 1996 of certain properties that are sought to be combined in the Company which are currently held by Edge Joint Venture II and James C. Callaway, which summary letter is attached as Annex A to the Prospectus constituting a part of the Registration Statement on Form S-1 (Registration No. 333-17267), as amended, filed by the Company under the Act, and (ii) all references to such report, letter and/or to this firm incorporated by reference in this Registration Statement, and further consent to our being named as an expert therein.

                                          /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                          Ryder Scott Company
                                          Petroleum Engineers

Houston, Texas
February 25, 1997